UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2009

Razor Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51973	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14781 Memorial Drive, Suite 1754, Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 506-1633

1500 Rosecrans Avenue, Suite 500, Manhattan Beach CA 90266
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 19, 2009, Duncan Bain resigned as a director and officer of our company. Prior to the resignation of Mr. Bain, we appointed Kelly Fielder as President, Secretary and director of our company.

Mr. Fielder is currently Chief Executive Officer and a Director of Resilient Energy Inc. (“Resilient”) which is a reporting corporation with the Securities and Exchange Commission. Incorporated in the State of Delaware, Resilient is involved in the North American oil and gas industry. Having served on the board of directors of several reporting public and private companies in North America including Holloman Energy Inc., Sharps Elimination Technologies Inc., and Spectrum Meditech Inc., Mr. Fielder brings with him considerable experience in mergers and acquisitions, and corporate re-organizations as well an extensive regulatory and legal background dealing with North American stock exchanges and the most recent Sarbanes Oxley Act.

Our board of director now consists of Steven E. Fisher and Kelly Fielder.

There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAZOR RESOURCES, INC.

/s/ Kelly Fielder
Kelly Fielder
President

Date: May 21, 2009